Exhibit 5.1

January 28, 2022

Commercial Metals Company

6565 N. MacArthur Blvd., Suite 800

Irving, Texas 75039

Ladies and Gentlemen:

We have acted as counsel to Commercial Metals Company, a Delaware corporation (the “Company”), with respect to the public offering and issuance of $300,000,000 principal amount of the Company’s 4.125 % Senior Notes due 2030 (the “2030 Notes”) and $300,000,000 principal amount of the Company’s 4.375% Senior Notes due 2032 (the “2032 Notes” and, together with the 2030 Notes, the “Securities”). The Securities are being offered and sold by the Company pursuant to a registration statement on Form S-3 (as amended or supplemented, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), on January 19, 2021 (File No. 333-252191), as supplemented by that certain prospectus supplement dated January 13, 2022 (the “Prospectus Supplement”). The Securities are proposed to be sold to the several underwriters (the “Underwriters”) named in Schedule II to the underwriting agreement, dated January 13, 2022, between the Company and BofA Securities, Inc. as the representative of the several underwriters named therein (the “Underwriting Agreement”).

The Securities are being issued under that certain Indenture (the “Base Indenture”), dated as of May 6, 2013, entered into by the Company and U.S. Bank National Association, as trustee (the “Trustee”), filed as Exhibit 4.1 to the Registration Statement on Form S-3 (File No. 333-188366) filed with the Commission on May 6, 2013, as supplemented by the Fifth Supplemental Indenture (relating to the 2030 Notes) dated as of the date hereof, between the Company and the Trustee (the “Fifth Supplemental Indenture”) and the Sixth Supplemental Indenture (relating to the 2032 Notes) dated as of the date hereof, between the Company and the Trustee (the “Sixth Supplemental Indenture,” and together with the Fifth Supplemental Indenture, the “Supplemental Indentures”).

For purposes of the opinion we express below, we have examined originals, or copies certified or otherwise identified, of: (i) the certificate of incorporation and bylaws, each as amended to date, of the Company, (ii) the Registration Statement and all exhibits thereto, (iii) the Prospectus Supplement, (iv) the minutes and records of the corporate proceedings of the Company with respect to the issuance and sale of the Securities, (v) the Base Indenture, (vi) the Supplemental Indentures, (vii) the form of global note representing the Securities, (viii) the Underwriting Agreement, and (ix) such other corporate records of the Company as we have deemed necessary or appropriate for purposes of the opinion hereafter expressed.

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Commercial Metals Company January 28, 2022 Page 2

As to questions of fact material to the opinion expressed below, we have, without independent verification of their accuracy, relied to the extent we deem reasonably appropriate upon the representations and warranties of the Company contained in such documents, and on such records, certificates, instruments or representations furnished or made available to us by the Company.

In making the foregoing examination, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iv) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto, other than the Company, and (v) that all factual information on which we have relied was accurate and complete.

We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments and any and all Prospectus Supplement(s)), will remain effective, (ii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any Prospectus Supplement will have been issued, (iii) the prospectus contained in the Registration Statement and the Prospectus Supplement will have been delivered to the purchaser of the Securities as required in accordance with applicable law, and (iv) the Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement.

Based on the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that when (a) the Securities have been duly established in conformity with the Base Indenture and the Fifth Supplemental Indenture or Sixth Supplemental Indenture, as applicable, and duly authenticated by the Trustee and (b) such Securities have been duly executed and delivered against payment therefor in accordance with the Underwriting Agreement, the Base Indenture and the Fifth Supplemental Indenture or Sixth Supplemental Indenture, as applicable, and issued and sold as contemplated in the Registration Statement and the Prospectus Supplement, the Securities will constitute legal, valid and binding obligations of the Company.

The opinion set forth above is subject to the following qualifications, limitations and exceptions:

(a) The opinion is subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, rearrangement, liquidation, conservatorship or other similar laws and court decisions of general application now or hereafter in effect relating to or affecting the rights of creditors generally, (ii) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances, and (iii) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) The opinion is subject to the effect of (i) general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, general matters of public policy and other similar doctrines generally affecting the enforceability of agreements (regardless of whether considered in a proceeding in equity or at law), (ii) obligations of good faith and fair dealing under

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New York law, and (iii) other commonly-recognized statutory and judicial constraints on enforceability, including statutes of limitation, limitations on rights to indemnification that contravene law or public policy and the effectiveness of waivers of rights or benefits that cannot be effectively waived under applicable law.

(c) In rendering the opinion set forth above, we have assumed that, at the time of the sale of the Securities, (i) the resolutions of the Board of Directors or similar governing body, as reflected in the minutes and proceedings of the Company, will not have been modified or rescinded and (ii) there will not have occurred any change in the laws affecting the authorization, execution, delivery, issuance, sale, ranking, validity or enforceability of the Securities.

The opinion expressed herein is limited to the federal laws of the United States of America, and, to the extent relevant to the opinion expressed herein, (i) the Delaware General Corporation Law and (ii) the laws of the State of New York (including the statutory provisions and reported judicial decisions interpreting the state laws of the State of New York), in each case as in effect on the date hereof (all of the foregoing being referred to as the “Opined on Law”). We do not express any opinion with respect to any other laws, or the laws of any other jurisdiction (including, without limitation, any laws of any other jurisdiction which might be referenced by the choice-of-law rules of the Opined on Law), other than the Opined on Law or as to the effect of any such other laws on the opinion herein stated.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K that is incorporated by reference into the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus Supplement forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP